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                                                                   Exhibit 10.21

                              AMENDMENT AND CONSENT

     THIS AMENDMENT AND CONSENT (this "Amendment") is made and entered into as of the 1st day of February, 2005 by and among Clearwire Corporation, a Delaware corporation, f.k.a. Flux U.S. Corporation ("Clearwire"), ITFS Spectrum Advisors LLC, a Delaware limited liability company ("ISA"), and ITFS Spectrum Consultants LLC, a Delaware limited liability company ("ISC").

                                    RECITALS

     A. Clearwire and ISA are parties to that certain Warrant Agreement dated November 13, 2003 ("Warrant Agreement") pursuant to which ISA agreed to introduce Clearwire to third parties and to facilitate an acquisition of ITFS, MDS and MMDS spectrum through lease or purchase from such parties, and Clearwire agreed in connection with such acquisitions or leases to grant to ISA warrants to purchase shares of Class A common stock of Clearwire ("Warrants") as consideration for ISA's services.

     B. Clearwire and ISC intend to enter into a Spectrum Acquisition Consulting Agreement ("Consulting Agreement") whereby at such time as ISA has earned all available compensation under the Warrant Agreement, ISC will provide introduction and facilitation services to Clearwire for the acquisition or lease of ITFS, MDS and MMDS spectrum and Clearwire will pay ISC the Consulting Compensation (defined in the Consulting Agreement) upon the satisfaction of certain conditions, including that ISC facilitate the execution of definitive agreements and, with respect to a license purchase, lease or sublease, and the closing of the transaction with such third party as requested by Clearwire (an "ISC Acquisition").

     C. Notwithstanding the fact that the Consulting Agreement does not become effective until such time as ISA has earned all available compensation under the Warrant Agreement, ISC wishes to provide that, upon its request, acquisitions or leases of ITFS, MDS or MMDS spectrum that Clearwire closes which originates from introductions made by Daryl Coffee, as an authorized agent of ISC, be deemed ISC Acquisitions, rather than ISA Acquisitions, and such transactions be treated as such under the Consulting Agreement.

                                    AGREEMENT

     In consideration of the premises, the mutual covenants and promises made below, and other good and valuable consideration, the parties agree as follows:

     1. Amendment to Warrant Agreement. The Warrant Agreement shall be amended to include a new Section 2.7 as follows:

     SECTION 2.7. RELATIONSHIP TO ISA. Notwithstanding anything to the contrary in this Agreement, ITFS Spectrum Consultants LLC ("ISC"), may, upon written notice to ISA and Clearwire, elect to have Acquisitions for up to 25,000,000 CPOPS (as defined in the Consulting Agreement), that are closed between Clearwire and licensees of ITFS, MDS, or MMDS channels which Acquisitions originated from the introduction of Clearwire to the license holder by Daryl Coffee, in his capacity as an authorized agent of ISC (collectively, the "Excluded Transactions")

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treated as an Acquisition under the Consulting Agreement. ISA agrees that it shall have no right to demand or receive Warrants or other consideration in connection with the Excluded Transactions.

     2. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     3. Entire Agreement. This Amendment constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Amendment. Except as expressly provided in this Amendment, all other terms and conditions of the Warrant Agreement, including all exhibits, schedules and appendices thereto, remain in full force and effect and are not amended or modified in any respect.

                     [Signatures are on the following page]


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     IN WITNESS WHEREOF, the parties hereto have executed or caused this
Amendment to be executed and delivered by their duly authorized officers, as of the day and year first above written.

                                        ITFS Spectrum Advisors LLC


                                        By: /s/ Rudolph J. Geist
                                            ------------------------------------
                                        Name: Rudolph J. Geist
                                        Title: Managing Member


                                        ITFS Spectrum Consultants LLC


                                        By: /s/ Rudolph J. Geist
                                            ------------------------------------
                                        Name: Rudolph J. Geist
                                        Title: Managing Member


                                        Clearwire Corporation


                                        By: /s/ Benjamin G. Wolff
                                            ------------------------------------
                                        Name: Benjamin G. Wolff
                                        Title: Executive Vice President


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